EXHIBIT 99.1

Microsemi Reports First Quarter Results

 -- Net Sales Increased 27% Over Year Ago First Quarter
 -- Net Sales for First Quarter Increased 3% over Fourth Quarter
 -- GAAP Earnings up 121% - Non-GAAP Earnings up 167% over
    Prior Year 1st Quarter

IRVINE, Calif., Jan. 27, 2005 (PRIMEZONE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its fiscal year 2005 first quarter ended January 2, 2005.

For the first quarter, net sales were $69.8 million, an increase of 27% from net sales of $54.9 million in the year-ago first quarter and an increase of 3% from net sales of $68.0 million in the fourth quarter. First quarter non-GAAP net income was $8.8 million, or $0.14 per share diluted, up 167% from $3.3 million, or $0.05 per share diluted, in the year-ago first quarter and up 10% from the $8.0 million, or $0.13 per share diluted, in the fourth quarter. Non-GAAP gross margins for the first quarter were 41.1%, a 220 basis point improvement over the 38.9% for the fourth quarter and a 600 basis point improvement over the 35.1% in the year ago first quarter.

For the first quarter, Microsemi reported GAAP earnings of $5.3 million, or $0.08 per share diluted, an increase of 121% over the $2.4 million, or $0.04 per share diluted, in the year-ago first quarter and up 489% from the $0.9 million, or $0.01 per share diluted, in the fourth quarter. GAAP gross margins for the first quarter were 34.4%, a 750 basis point increase from the 26.9% in the fourth quarter and up 130 basis points from the 33.1% in the year-ago first quarter.

The book-to-bill ratio for the first quarter was 1.05.

"We are very pleased with our results for the first quarter," stated James J. Peterson, President and CEO. "Our fundamentals remain strong and in our markets we see continued strength, which has enabled us to continue to deliver solid financial results."

Business Outlook

Sequentially, Microsemi expects its sales for the second quarter to be up two to four percent. Microsemi expects its non-GAAP earnings per share diluted for the second quarter to be $0.14 to $0.15. Sequentially, Microsemi expects its non-GAAP gross margin percentage for the second quarter to increase 70 to 130 basis points. Our non-GAAP income and non-GAAP margins exclude restructuring costs and other special charges or credits.

Microsemi regularly announces such an outlook quarterly, in the form of issuing a news release and does not undertake to update any of this information between such public announcements, and please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, military/aerospace and satellite, notebook computers and monitors, automotive and mobile connectivity applications.

More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo can be found at: http://www.primezone.com/newsroom/prs/?pkgid=1233

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"SAFE HARBOR" STATEMENT under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring and integrating new operations or assets, closing or disposing of operations or assets, rapidly changing technology and product obsolescence, the potential delay or inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases including but not limited to the potential costs of compliance with the new accounting and legal requirements mandated in fiscal year 2005 under Section 404 of the Sarbanes-Oxley Act and any costs of related infrastructure weakness, challenges like competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential business and economic conditions or adverse changes in current or expected industry conditions, potential business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters or litigation, difficulties in determining and maintaining adequate insurance coverage, costs and difficulties protecting patents and other proprietary rights, inventory obsolescence, or potential challenges dealing with governmental and customer qualification of our products, manufacturing facilities and processes. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K filed by Microsemi with the SEC, which could identify additional risks. Microsemi may also identify further risks from time to time. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

                         MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                                  Quarter ended
                                           --------------------------
                                           December 28,     January 2,
                                                2003           2005
                                              -------        -------
 NET SALES                                    $54,945        $69,754
 Cost of sales                                 36,763         45,738
                                              -------        -------
 GROSS MARGIN                                  18,182         24,016

 Operating expenses:
   Selling, general and administrative          9,707         10,796
   Research and development                     4,750          4,871
   Amortization of intangible assets              302            229
   Restructuring charges                           --            360
                                              -------        -------
   Total operating expenses                    14,759         16,256
                                              -------        -------

 OPERATING INCOME                               3,423          7,760

 Interest and other income, net                    90            101
                                              -------        -------

 INCOME BEFORE INCOME TAXES                     3,513          7,861

 Provision for income taxes                     1,159          2,594
                                              -------        -------
 NET INCOME                                   $ 2,354        $ 5,267
                                              =======        =======
 Earnings per share
    Basic                                     $  0.04        $  0.09
                                              =======        =======
    Diluted                                   $  0.04        $  0.08
                                              =======        =======
 Common and common equivalent shares
  outstanding:
    Basic                                      58,379         60,336
    Diluted                                    61,402         64,154

                         MICROSEMI CORPORATION
        Schedule Reconciling GAAP Earnings to Non-GAAP Earnings
                            (in thousands)

                                                 Quarter ended
                                           --------------------------
                                           December 28,     January 2,
                                               2003            2005
                                              ------          ------

 GAAP NET INCOME                              $2,354          $5,267
                                              ======          ======

 The non-GAAP amounts have been adjusted
 to exclude the following items:

 Excluded from cost of sales
  Transitional idle capacity and
   inventory abandonments                     $1,120          $4,674

 Excluded from operating expenses
  Amortization of intangible assets              302             229
  Restructuring related costs                     --             360
                                              ------          ------
                                               1,422           5,263
 Income tax effect                               470           1,737
                                              ------          ------
 Net effect of adjustments to
  GAAP net income                             $  952          $3,526
                                              ======          ======

 NON-GAAP NET INCOME                          $3,306          $8,793
                                              ======          ======

            Schedule Reconciling Reported Financial Ratios

                                            Quarter ended
                               --------------------------------------
                               December 28,  September 26,  January 2,
                                   2003          2004          2005
                                 --------      --------      --------
 GAAP gross margin                 33.1%         26.9%         34.4%
 Effect of reconciling items
  on gross margin                   2.0%         12.0%          6.7%
 Non-GAAP gross margin             35.1%         38.9%         41.1%

  To supplement the consolidated financial results prepared under generally accepted accounting principles ("GAAP"), Microsemi uses a non-GAAP measure of results that does not conform with GAAP.
  Microsemi computes non-GAAP results principally by adjusting GAAP results with a reversal of the impact of acquisition-related charges, restructuring charges, and non-recurring charges and credits. We believe that non-GAAP results may give an indication of
  Microsemi's baseline performance from its ongoing operations before restructuring related and other gains, losses or other charges that are considered by management to be outside of the company's core ongoing operating results. In addition, Microsemi's management uses non-GAAP results to measure performance and as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from "non-GAAP" measures or any other metrics used by other companies.

                         MICROSEMI CORPORATION
                Non-GAAP Consolidated Income Statements
               (In thousands, except per share amounts)

                                               Quarter ended
                                         ---------------------------
                                         December 28,     January 2,
                                             2003            2005
                                         -----------     -----------

 NET SALES                               $    54,945     $    69,754
 Cost of sales                                35,643          41,064
                                         -----------     -----------

 GROSS MARGIN                                 19,302          28,690

 Operating expenses:
  Selling, general and administrative          9,707          10,796
  Research and development                     4,750           4,871
                                         -----------     -----------

  Total operating expenses                    14,457          15,667
                                         -----------     -----------

 OPERATING INCOME                              4,845          13,023
 Interest and other income, net                   90             101
                                         -----------     -----------

 INCOME BEFORE INCOME TAXES                    4,935          13,124

 Provision for income taxes                    1,629           4,331
                                         -----------     -----------

 NON-GAAP NET INCOME                     $     3,306     $     8,793
                                         ===========     ===========

 Non-GAAP Earnings per share:
    Basic                                $      0.06     $      0.15
    Diluted                              $      0.05     $      0.14

 Common and common equivalent
  shares outstanding:
    Basic                                     58,379          60,336
    Diluted                                   61,402          64,154

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                        September 26,     January 2,
                                             2004            2005
                                           --------        --------
 ASSETS

   Current Assets:
     Cash and cash equivalents             $ 45,118        $ 49,669
     Accounts receivable, net                42,219          44,793
     Inventories                             54,555          54,901
     Deferred income taxes                    8,490           8,490
     Other current assets                     1,979           2,378
                                           --------        --------
     Total current assets                   152,361         160,231

     Property and equipment, net             59,098          58,040
     Deferred income taxes                    8,772           8,772
     Goodwill                                 3,258           3,258
     Other intangible assets, net             5,411           5,181
     Other assets                             4,098           4,066
                                           --------        --------

 TOTAL ASSETS                              $232,998        $239,548
                                           ========        ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                     $ 43,904        $ 39,055
   Long-term liabilities                      4,217           3,765
   Stockholders' equity                     184,877         196,728
                                           --------        --------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                      $232,998        $239,548
                                           ========        ========

CONTACT:
Microsemi Corporation, Irvine
FINANCIAL CONTACT:
  David R. Sonksen, Executive Vice President and CFO
  (949) 221-7101

EDITORIAL CONTACT:
  Cliff Silver, Manager, Corporate Communications
  (949) 221-7112